UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2011

Eastern Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-32899	20-2653793
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Race Avenue, Lancaster, Pennsylvania		17603
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (717) 396-7095

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 2, 2011, as part of its previously announced stock repurchase program, the Registrant entered into a stock purchase agreement, dated September 2, 2011, with Scott C. Penwell, a member of its Board of Directors, to repurchase 5,000 shares of its common stock held by Mr. Penwell at a purchase price of $13.20 per share, which was the closing price of the Registrant’s common stock on the Nasdaq Global Market on September 1, 2011.

The stock purchase agreement is attached hereto as an exhibit.

The Registrant’s ability to repurchase these shares from Mr. Penwell was attractive to the Registrant to help facilitate the repurchase of its shares and accelerate its stock repurchase program.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Stock Purchase Agreement, dated September 2, 2011, between Eastern Insurance Holdings, Inc. and Scott C. Penwell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN INSURANCE HOLDINGS, INC.

Dated: September 2, 2011	By:	/s/ Kevin M. Shook
Kevin M. Shook Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated September 2, 2011, between Eastern Insurance Holdings, Inc. and Scott C. Penwell